Exhibit 3.3

ARTICLES OF ORGANIZATION

OF

DC FINANCIAL, LLC

The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.

1.                                       The name of the limited liability company is DC Financial, LLC.

2.                                       The name and complete address of the limited liability company’s initial registered agent and office located in the state of Tennessee is:

Corporation Service Company

2098 Posion Avenue

Davidson County

Nashville, Tennessee 37203

3.                                       The limited liability company will be member managed.

4.                                       The number of members at the date of filing: one (1).

5.                                       If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

6.                                       The complete address of the limited liability company’s principal executive office is:

100 Mission Ridge

Davidson County

Goodlettsville, Tennessee 37072

7.                                       The period of duration is perpetual.

Signature Date: August 14, 2007

Signature:	/s/ Lee R. Dickinson
Name:	Lee R. Dickinson

Signer’s	Organizer
Capacity:

2